As filed with the Securities and Exchange Commission on April 29, 2011
Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________

LUCAS ENERGY, INC.
(Name of registrant in its charter)

Nevada	98-0417780
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3555 Timmons Lane, Suite 1550
Houston, Texas 77027
(713) 528-1881
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

William A. Sawyer
President and Chief Executive Officer
Lucas Energy, Inc.
3555 Timmons Lane, Suite 1550
Houston, Texas 77027
(713) 528-1881
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

David M. Loev, Esq.
John S. Gillies, Esq.
The Loev Law Firm, PC
6300 West Loop South
Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Facsimile: (713) 524-4122
____________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number in the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered (1)(2)	Proposed Maximum Price Per Share(3)	Proposed Maximum Aggregate Price(3)	Amount of Registration Fee
Common Stock	4,230,589	$3.37	$14,257,085	$1,655.25
Total	4,230,589	$3.37	$14,257,085	$1,655.25

(1)           Represents shares offered by the selling stockholders. Includes (i) 2,510,506 shares of common stock issuable in connection with the exercise of 2,510,506 Series B Warrants to each purchase one share of common stock at an exercise price of $2.86 per share; (ii) 1,569,453 shares of common stock issuable in connection with the exercise of 1,569,453 Series C Warrants to each purchase one share of common stock at an exercise price of $2.62 per share; and (iii) 150,630 shares of common stock issuable in connection with the exercise of warrants to purchase 150,630 shares of common stock at an exercise price of $2.98 per share.

(2)           This Registration Statement shall also cover an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act of 1933, as amended, which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock of the registrant.

(3)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on April 27, 2011, as quoted on the NYSE Amex Equities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

The information in this Prospectus is not complete and may be changed. The securities included in this Prospectus may not be sold pursuant to this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 29, 2011

PROSPECTUS

Relating to the Resale of up to 4,230,589 Shares of Common Stock,
$0.001 Par Value Per Share,
Comprised of:
(i) up to 2,510,506 Shares of Common Stock
Issuable upon Exercise of Outstanding Series B Warrants;
(ii) up to 1,569,453 Shares of Common Stock
Issuable upon Exercise of Outstanding Series C Warrants; and
(iii) up to 150,630 Shares of Common Stock
Issuable upon Exercise of Outstanding Warrants

LUCAS ENERGY, INC.

This Prospectus relates to the resale by the selling stockholders listed on page 25 of up to 4,230,589 shares of Lucas Energy, Inc. (the “Company”, “Lucas”, “Lucas Energy”, “we”, and “our”) common stock underlying the following warrants: (a) 2,510,506 shares underlying Series B Warrants with an exercise price of $2.86 per share; (b) 1,569,453 shares underlying Series C Warrants with an exercise price of $2.62 per share; and (c) 150,630 shares underlying placement agent warrants with an exercise price of $2.98 per share.

The shares may be sold or otherwise disposed of from time to time by the selling stockholders. We will not receive any proceeds from the sale or other disposition of common stock by the selling stockholders. However, to the extent that the warrants are exercised for cash, we will receive the payment of the exercise price in connection with such exercise. All expenses of the registration incurred in connection herewith are being borne by us, but any brokers’ fees or commissions will be borne by the selling stockholders.

Our common stock is currently traded on The NYSE Amex Equities under the symbol “LEI.” The last sale price of our common stock on April 28, 2011 was $3.36 per share.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this Prospectus and the risk factors that are incorporated by reference in this Prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 29 before deciding whether to invest in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2011

You should read this Prospectus and the documents incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Documents by Reference” on page 29. You should rely only on the information provided in this Prospectus or documents incorporated by reference in this Prospectus. We have not authorized anyone to provide you with different information. The information contained in this Prospectus is accurate only as of the date of this Prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this Prospectus outside of the United States.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in or incorporated by reference in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus and documents incorporated by reference herein, especially the risks of investing in our common stock as discussed under "Risk Factors." The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.

General

We are an independent oil and gas company based in Houston, Texas with approximately 19,200 gross acres of oil and gas leases in South Texas primarily in Gonzales County and Wilson County, Texas.  We hold proved and producing oil and gas interests in the Austin Chalk formation, Buda formation, and Eagle Ford Shale formation.  We focus on building, revitalizing and developing a portfolio of oil and gas properties by acquiring what we believe are undervalued and underperforming oil and gas assets for which we believe we can increase production.

We operate more than 50 producing wells that produced an average of 193 gross and 106 net barrels of oil per day (“BOPD”) during the nine months ended December 31, 2010.   In total, we hold interests in more than 80 producing, shut-in, and previously plugged and abandoned wellbores.   We operate a majority of our oil and gas properties.

Acquisitions of oil and gas properties are a core part of our growth strategy.  We focus on acquiring shut-in wells that we believe have been overlooked by other companies and have, in our assessment, a high probability of additional recovery of reserves through our recompletion and work over process or through the drilling of new laterals.  Specifically, we seek out opportunities to acquire wells located in mature oil fields that we believe are underdeveloped and have the potential to recover significant oil reserves that are still in place. The term underdeveloped is an industry term meaning that the reservoirs of interest have either not been fully exploited through drilling, or the reserves in current well bores, whether active or plugged and abandoned, have not been fully recovered by primary recovery techniques.  In many instances the fields that we target have lost some or all of the reservoir pressure required to drive the oil through the overlying rock and sand and into the well bores of the producing wells, or they have experienced mechanical problems.

Most of the acquisition prospects that we conduct initial screening on are sourced directly by our senior management or specialized third-party consultants with local area knowledge.   Prospects that are of further interest to us after we complete our initial review, are evaluated for technical and economic viability.  We target well acquisitions that we estimate: (a) have a good opportunity and the appropriate acreage to drill additional laterals; (b) payback period of less than 12 months; and (c) projected internal rate of return on capital invested is accretive to earnings.

Our recompletion and work over process seeks to bring wells back into production or enhance production through proven practices used in the oil and gas industry.  Our procedures used on acquired wells include the installation of better equipment on the well; cleaning out the well with open ended tubing, tubing with a bit, or tubing with a mule shoe; treating the well with acid, soapy water, or other proprietary chemicals sourced from third parties; re-entry of a plugged and abandoned well; and drilling of a new lateral extension on an existing well.  The program enables us to generate short-term cash and to hold leases for additional future development.  Additionally we have conducted reservoir engineering studies on a program to drill new laterals from existing well-bores or offset locations that we have already leased.  The purpose of these laterals is to provide increased area access to the formation in order to increase the flow rate and to recover additional oil and gas reserves not recoverable from the existing vertical wells.

Our primary focus is to grow the portfolio and profitability of oil and gas properties. Our primary revenues are derived from the sale of the oil that we produce from our wells.  We derive ancillary revenue from associated natural gas produced in connection with production from our oil wells.  Our assets deplete as our reserves are produced. Our business is capital intensive requiring substantial funding to make property acquisitions, drill and complete wells, and conduct well revitalizations in order for us to maintain and increase our reserve base.  Our primary recurring costs are expenses associated with lease operations and with operating the Company.

Recent Events:

In March 2011, Lucas entered into a joint venture agreement with Marathon Oil (East Texas) LP, a subsidiary of Marathon Oil Corporation (NYSE:MRO), for the development of the Eagle Ford and Buda formations in Wilson County, Texas. The Marathon subsidiary has acquired 50% of the leasehold interest rights, representing approximately 1,000 net acres (below the base of the Austin Chalk formation) held by Lucas in a majority of Lucas' leases in Wilson County, Texas. Marathon Oil Corporation's subsidiary will be the operator of the joint venture, but Lucas will still own and operate rights above the Eagle Ford, primarily the Austin Chalk formation. The Austin Chalk formation (and above), the current well bores and equipment, and the current production from the Austin Chalk and above are not included in this transaction. Through November 2011, the Marathon subsidiary has the option to purchase an additional interest in the properties. The Company also has the option to require the Marathon subsidiary to purchase an additional interest at a certain price.

Research and Development

We have not allocated funds for conducting research and development activities.  We do not anticipate allocating funds for research and development in the immediate future.

Marketing of Crude Oil and Natural Gas

We operate exclusively in the United States oil and gas industry. Crude oil production sales are made directly to GulfMark Energy, Inc. and Texon LP. Our sales are made on a month-to-month basis, and title transfer occurs at an individual property’s tank battery when loaded onto the oil purchaser’s truck.  Crude oil prices realized from production sales are indexed to West Texas Intermediate crude prices.

Our natural gas production is associated gas resulting from crude oil production and is nominal in quantity.  Natural gas is sold to Houston Pipeline Company on a month-to-month basis.

Although we believe that we are not dependent upon any one customer, our marketing arrangement with GulfMark accounted for approximately 87% and 88% of our revenue for the years ended March 31, 2010 and 2009, respectively.  In the event that GulfMark is unwilling or unable to purchase our crude oil production, we believe alternative purchasers are readily available and sales would occur at competitive market prices.

Transaction Relating to Securities Registered Herein

Pursuant to terms of documents agreed to on December 26, 2010, and with a closing date of December 30, 2010 (the "Closing Date"), the Company sold an aggregate of 2,510,506 units pursuant to a Securities Purchase Agreement (the "Purchase Agreement") to certain institutional investors (the "Investors"), each consisting of (a) one share of our common stock; (b) one Series B Warrant to purchase one share of our common stock at an exercise price of $2.86 per share (the "Series B Warrants"); and (c) one Series C Warrant to purchase one share of our common stock at an exercise price of $2.62 per share (the "Series C Warrants" and together with the Series B Warrants, the "Warrants", and collectively with the shares of common stock, the "Units").  Each Unit had a purchase price of $2.38, and the Company received an aggregate of $5,975,004 in gross funding ($5,450,000 net of expenses) in the transaction (the "Offering").

Warrants

Each Series B Warrant has an exercise price of $2.86 per share.  The Series B Warrants are exercisable at any time for five years following the 185th day following the Closing Date (July 3, 2011).

Each Series C Warrant has an exercise price of $2.62 per share.  The Series C Warrants are exercisable at the option of the holders for a 10 trading day period ending on the 216th day following the Closing Date (August 3, 2011), provided that the Company has the right to require the Investors to exercise the Series C Warrants if (a) the volume weighted average price (“VWAP”) of the Company's common stock on the NYSE Amex exceeds $3.28 during the 11th through the 20th trading days immediately prior to the 216th day following the Closing Date; or (b) if on the 216th day following the Closing Date, the exercise price of $2.62 per share is less than the lower of (x) the VWAP for the ten days immediately preceding such date, and (y) the closing bid price on such date, subject in each case to the Company meeting certain requirements and maintaining certain conditions as set forth in such Series C Warrant.  The Series C Warrants expire automatically if not exercised by the 216th day following the Closing Date (unless such date falls on a holiday or weekend, in which case the next non-holiday or weekend date).

The Warrants also include a provision whereby the Investors are not eligible to exercise any portion of the Warrants that would result in them becoming a beneficial owner of more than 9.99% of the Company's common stock.

Placement Agent Warrants

The Company engaged TriPoint Global Equities, LLC (the "Agent") as placement agent in connection with the sale of securities in the Offering and paid the Agent a cash fee of 6% of the offering proceeds, which amounted to $358,500, and granted the Agent warrants to purchase up to 150,630 shares of our common stock equal to 2% of the total shares of common stock issuable in connection with the Offering (the "Agent Warrants").  The Agent Warrants have a term of 3 years and an exercise price of $2.98 per share and are not exercisable for 185 days following the closing of the Offering. In addition, the Placement Agent has agreed to not trade the Company's securities during the “Measurement Period", defined in the Series C Warrants' forced exercise provisions.

Regarding the Offering

The Units were offered through a Prospectus Supplement (Supplement No. 2) filed with the Securities and Exchange Commission on December 30, 2010 and accompanying base prospectus (the “Prospectus Supplement”) filed in connection with the Company’s previously filed Form S-3 shelf registration statement previously filed with the Securities and Exchange Commission on December 31, 2009, which registered an aggregate of $10,000,000 in securities (the “Shelf Registration”).  The Company originally believed on the Closing Date and at the time of the filing of the Prospectus Supplement, that the Shelf Registration had sufficient capacity to cover and register all of the shares of common stock sold in connection with the Units, all of the Series B Warrants, all of the Series C Warrants, the Agent Warrants, and all of the shares of common stock issuable upon the exercise of such warrants in the Prospectus Supplement. However, the Company subsequently determined that this was not the case.  Specifically, the Company later determined that the Shelf Registration only had sufficient capacity to cover and register the shares of common stock included in the Units and 941,053 shares out of the 2,510,506 shares of common stock issuable under the Series C Warrants and such warrants on the Prospectus Supplement (the “Shelf Registered Warrants”).  In other words, the 2,510,506 shares of common stock issuable under the Series B Warrants, the remaining 1,569,453 shares of common stock issuable under the Series C Warrants and the 150,630 shares of common stock issuable under the Agent Warrants could not have been registered pursuant to and were not included in the Prospectus Supplement.  Consequently, we may face damages in the future pursuant to the terms of the Purchase Agreement, as described in greater detail below under “Risk Factors”.

We are filing this Form S-3 Registration Statement, of which this Prospectus is a part, and registering the resale of the aforementioned 4,230,589 unregistered shares of common stock (the "Shares To Be Registered") issuable upon exercise of the respective associated warrants (the "Associated Warrants") to remedy the fact that these shares of common stock were not previously registered or exempt from registration under the federal securities laws.  We cannot however remedy the fact that the Associated Warrants were originally granted improperly in December 2010.  As such, the Investors and the Placement Agent may have continuing rescission rights under the federal and state securities laws in connection with the grant of the Associated Warrants (and possibly the entire Offering, including the sale of the Units, the shares and Shelf Registered Warrants included therewith) and we may face liability in connection with such ongoing rescission rights in the future (as described under “Risk Factors” below), provided that we believe we are taking all of the remedial steps available to us in connection with such previous violation by filing the Registration Statement, of which this Prospectus is a part.

Our Contact Information

Our principal office is located at 3555 Timmons Lane, Suite 1550, Houston, Texas 77027. Our phone number is (713) 528-1881.  The Company is authorized to transact business in the state of Texas, and is a bonded operator with the Texas Railroad Commission.

SUMMARY OF THE OFFERING:

Common Stock Offered:
4,230,589 shares by the selling stockholders, consisting of:

(i) up to 2,510,506 shares of common stock issuable upon exercise of outstanding Series B Warrants;

(ii) up to 1,569,453 shares of common stock issuable upon exercise of outstanding Series C Warrants; and

(iii) up to 150,630 shares of common stock issuable upon exercise of outstanding Agent Warrants.

Common Stock Outstanding Before The Offering:	16,835,813 shares

Common Stock Outstanding After The Offering*:	21,066,402 shares

Use Of Proceeds:
We will not receive any proceeds from the sale of the shares offered by the selling stockholders in this offering. In the event that the outstanding Associated Warrants are exercised for cash, we may receive up to a total of approximately $11,292,014 in proceeds. However, we cannot predict the timing or the amount of the exercise of these securities. In the event the Associated Warrants are exercised, we plan to use the proceeds from such exercises for drilling activity on Company wells and general corporate purposes, including general and administrative expenses, as described in greater detail under “Use of Proceeds”), provided that we will retain broad discretion over the use of these proceeds, if any.

Risk Factors:	The shares of common stock offered hereby involve a high degree of risk. See “Risk Factors” beginning on page 9.

Market:	Our common stock currently trades on the NYSE Amex Equities under the symbol “LEI.”

* The number of shares of common stock outstanding after this offering is based on 16,835,813 shares outstanding as of April 29, 2011, and assumes the exercise of all of the warrants registered in connection with this Prospectus, and excludes any additional issuances of shares of common stock by the Company subsequent to the date of this Prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as well as the Risk Factors set forth below. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors:

Risks Relating to This Offering:

We may continue to have potential liability pursuant to the terms of the Purchase Agreement, even after the Registration Statement, of which this Prospectus is a part, is declared effective.

As a result of the fact that the Shelf Registration did not have sufficient capacity to cover and register the entire amount of shares of common stock issuable in connection with the Units sold in the Offering (i.e., only the shares of common stock sold in connection with the Units and a portion of the shares of common stock issuable upon exercise of the Warrants were registered under the Shelf Registration, as described above), we may face damages in the future pursuant to the terms of the  Purchase Agreement and the Investors may seek damages in the future against us for damages they may have suffered as a result of the above.

We may continue to have liability for the grant of the Warrants and as a result, the sale of the Units, in violation of federal and state securities law, even after the Registration Statement of which this Prospectus is a part is declared effective.

As described in the “Prospectus Summary – Regarding the Offering,” after the Closing Date of the Offering, we determined that we did not have an exemption from registration available under the federal or state securities laws for the offer and sale of the Shares To Be Registered and the Associated Warrants and they were not registered with the Securities and Exchange Commission pursuant to the Prospectus Supplement at time of the Offering. We are filing the Registration Statement of which this Prospectus is a part, and registering the resale of the Shares To Be Registered to remedy the fact that, upon issuance, the shares of common stock issuable in connection with the exercise of the Associated Warrants will not have been previously registered or exempt from registration.  However, we cannot remedy the fact that the Associated Warrants were originally granted improperly in December 2010.  As such, the Investors and the Placement Agent may have continuing rescission rights under the federal and state securities laws in connection with the grant of the Associated Warrants (and possibly the entire Offering, including the sale of the Units, the shares and Shelf Registered Warrants included therewith) and we may face liability in connection with such ongoing rescission rights.

The Registration Statement of which this Prospectus is a part, will not bar claims relating to our non-compliance with securities laws, and we may continue to be contingently liable for damages in an indeterminate amount.

The declaration of the effectiveness of the Registration Statement, of which this Prospectus is a part, by the Commission, will not bar claims relating to our non-compliance with applicable federal or state securities laws. Additionally, even after the effectiveness of the Registration Statement, the actions we have taken to remedy our non-compliance with securities laws in connection with the offer and sale of the Associated Warrants will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws.

The shares underlying the Associated Warrants may not be resold by the holders unless and until the Registration Statement, of which this Prospectus is a part, is declared effective by the Securities and Exchange Commission, which could mean that certain of our Series C Warrants could expire prior to the date on which the shares underlying such warrants are saleable.

The shares underlying the Associated Warrants may not be resold by the holders until the resale of the shares of common stock issuable upon exercise of the warrants are registered by the Company in the Registration Statement, of which this Prospectus is a part.   As such, until and unless the Registration Statement, of which this Prospectus is a part, is declared effective, it is unlikely that we will receive any funds from the exercise of the Associated Warrants by the holders (as such holders will be prohibited from reselling the shares after exercise).   In the event the Registration Statement is not declared effective by the date the Investors can exercise the Series C Warrants (the 10 trading day period ending on the 216th day following the Closing Date) it is not likely that the Investors will exercise the 1,569,453 Series C Warrants, which underlying shares are being registered herein and may seek to recover damages from us. Additionally, in the event the Registration Statement is not declared effective by the forced exercise dates as set forth in the Series C Warrants (i.e., during the 11th through the 20th trading days immediately prior to the 216th day following the Closing Date), the Company will be unable to force the Investors to exercise the portion of Series C Warrants relating to the shares of common stock issuable in connection with the exercise of such warrants registered herein, and will not receive any funds in connection with such forced exercise. The Investors could claim damages against us and we could have liability if the shares underlying the Series B Warrants are not able to be resold by the Investors on the 185th day following the Closing Date.  Any or all of the above could force us to expend additional resources, subject us to damages and ultimately have a material adverse effect on our results of operations, as described below in the risk factor entitled “We may be subject to liability, face claims for damages and be forced to expend our resources in the event the Investors bring action against us in the future.”

We may be subject to liability, face claims for damages and be forced to expend our resources in the event the Investors bring action against us in the future.

As described in the Risk Factors above, we may have liability to the Investors or the Placement Agent in connection with our failure to register the Shares To Be Registered and the Associated Warrants, as well as potential liability for breaches of the Purchase Agreement, as it relates to the Investors.  In the event the Investors or the Placement Agent brings an action against us in connection with any of the above risks, we could be forced to expend significant funds in the defense of such action, could be forced to pay significant damages to the Investors in connection with such potential claims, and our management could be forced to expend a significant amount of their time in connection with such claims, instead of on our operations.  Any of the above could have a material adverse effect on our operations and results of operations, and could force us to expend or pay significant amounts of money in the future.

Risks Relating to Our Business

We have a limited operating history, and we may not be able to operate profitably in the near future, if at all.

We have a limited operating history and businesses such as ours, which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses from which they cannot recover. We will face all of the challenges of a new business enterprise, including but not limited to, locating and successfully developing oil and gas properties, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets and implementing appropriate financial controls and internal operating policies and procedures. We will need to attract and retain a number of key employees and other service personnel.

We have limited operating capital.

While we believe that we have sufficient cash on hand and cash flow from operations to fund recurring production operating expenses and general and administrative requirements, over the longer term we may not. The amount of capital available to us is limited, and may not be sufficient to enable us to fully execute our capital expenditure program and growth initiatives without additional funding sources.  Additional financing may also be required to achieve our objectives and provide working capital for organizational infrastructure developments necessary to achieve our growth plans and reach a level of oil and gas operating activities that allows us to take advantage of certain economies of scale inherent to our business which would provide us the ability to reduce costs on a per unit of production basis.   There can be no assurance that we will be able to obtain such financing on attractive terms, if at all. We have no firm commitments for additional cash funding other than the amount we may receive in connection with the exercise of the Series C Warrants (as described below under “The outstanding Series C Warrants are only required to be exercised and the Company can only force the exercise of such warrants if certain conditions provided in such warrants are met”).

We may not be able to operate profitably in the near future, if at all.

We will face all of the challenges of a smaller microcap oil and natural gas company that operates in a highly competitive industry, including but not limited to: locating, acquiring and successfully developing oil and gas properties; raising financing to fund our capital expenditure program; attracting, engaging and retaining the services of qualified management, technical and support personnel; establishing budgets and maintaining internal operating policies and procedures; and the design and implementation of effective financial and disclosure controls to meet public company statutory compliance requirements. We can provide no assurance that we will achieve a level of profitability that will provide a return on invested capital or that will result in an increase in the market value of our securities. Accordingly, we are subject to the risk that because of these factors and other general business risks noted throughout these “Risk Factors”, we may, in particular, not be able to profitably execute our plan of operation.

We require financing to execute our business plan and fund capital program requirements.

We believe that our current cash reserves, together with anticipated cash flow from operations, will be sufficient to meet our working capital and operating needs for approximately the next twelve months. However, to continue growth and to fund our business and expansion plans we will require additional financing. The amount of capital available to us is limited, and may not be sufficient to enable us to fully execute our growth plans without additional fund raising. Additional financing may be required to meet our desired growth and strategic objectives and to provide more working capital for expanding our development and marketing capabilities and to achieve our ultimate plan of expansion and a larger scale of operations. There can be no assurance that we will be able to obtain such financing on attractive terms, if at all. We have no firm commitments for additional cash funding as of the date of this Prospectus.

We do not intend to pay dividends to our shareholders.

We do not currently intend to pay cash dividends on our common stock and do not anticipate paying any dividends at any time in the foreseeable future. At present, we will follow a policy of retaining all of our earnings, if any, to finance development and expansion of our business.

Our officers and directors have limited liability, and we are required in certain instances to indemnify our officers and directors for breaches of their fiduciary duties.

We have adopted provisions in our Articles of Incorporation and Bylaws which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Our articles generally provide that our officers and directors shall have no personal liability to us or our shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

We face intense competition.

We are in direct competition with numerous oil and natural gas companies, drilling and income programs and partnerships exploring various areas of Texas and elsewhere competing for properties. Many competitors are large, well-known oil and gas and/or energy companies, although no single entity dominates the industry. Many of our competitors possess greater financial and personnel resources enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than us. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry. Management believes that a viable market place exists for smaller producers of natural gas and oil.

We depend significantly upon the continued involvement of our present management.

Our success depends to a significant degree upon the involvement of our management, who are in charge of our strategic planning and operations. We may need to attract and retain additional talented individuals in order to carry out our business objectives.  The competition for such persons could be intense and there are no assurances that these individuals will be available to us.

Our business is subject to extensive regulation.

As many of our activities are subject to federal, state and local regulation, and as these rules are subject to constant change or amendment, there can be no assurance that our operations will not be adversely affected by new or different government regulations, laws or court decisions applicable to our operations.

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

Crude oil and natural gas operations are subject to extensive federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity in order to conserve supplies of crude oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of crude oil and natural gas, byproducts thereof and other substances and materials produced or used in connection with crude oil and natural gas operations. In addition, we may inherit liability for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

The crude oil and natural gas reserves we report in our SEC filings are estimates and may prove to be inaccurate.

There are numerous uncertainties inherent in estimating crude oil and natural gas reserves and their estimated values. The reserves we will report in our filings with the SEC will only be estimates and such estimates may prove to be inaccurate because of these uncertainties. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable crude oil and natural gas reserves depend upon a number of variable factors, such as historical production from the area compared with production from other producing areas and assumptions concerning effects of regulations by governmental agencies, future crude oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs. Some or all of these assumptions may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of crude oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

The SEC has historically prohibited us from including “probable reserves” and “possible reserves” in statutory public filings; however, in addition to permitting us to disclose proved reserve estimates, effective January 1, 2010 the SEC allows us to report “probable” and “possible” reserves realizing that both reserve categories are considered unproved reserves and as such, the SEC views the estimates to be inherently unreliable. Probable and possible reserve estimates may be misunderstood or seen as misleading to investors that are not “experts” in the oil or natural gas industry. Unless you have such expertise, you should not place undue reliance on these estimates. Except as required by applicable law, we undertake no duty to update this information and do not intend to update this information.

Crude oil and natural gas development, re-completion of wells from one reservoir to another reservoir, restoring wells to production and drilling and completing new wells are speculative activities and involve numerous risks and substantial and uncertain costs.

Our growth will be materially dependent upon the success of our future development program. Drilling for crude oil and natural gas and reworking existing wells involves numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including:

•	unexpected drilling conditions;
•	pressure or irregularities in formations;
•	equipment failures or accidents;
•	inability to obtain leases on economic terms, where applicable;
•	adverse weather conditions and natural disasters;
•	compliance with governmental requirements; and
•	shortages or delays in the availability of drilling rigs or crews and the delivery of equipment.

Drilling or reworking is a highly speculative activity. Even when fully and correctly utilized, modern well completion techniques such as hydraulic fracturing and horizontal drilling do not guarantee that we will find crude oil and/or natural gas in our wells. Hydraulic fracturing involves pumping a fluid with or without particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or gas. Horizontal drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. We cannot assure you that our overall drilling success rate or our drilling success rate for activities within a particular geographic area will not decline. We may identify and develop prospects through a number of methods, some of which do not include lateral drilling or hydraulic fracturing, and some of which may be unproven. The drilling and results for these prospects may be particularly uncertain. Our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted prospects will be dependent on a number of factors, including, but not limited to:

•	the results of previous development efforts and the acquisition, review and analysis of data;
•	the availability of sufficient capital resources to us and the other participants, if any, for the drilling of the prospects;
•	the approval of the prospects by other participants, if any, after additional data has been compiled;
•	economic and industry conditions at the time of drilling, including prevailing and anticipated prices for crude oil and natural gas and the availability of drilling rigs and crews;
•	our financial resources and results;
•	the availability of leases and permits on reasonable terms for the prospects; and
•	the success of our drilling technology.

We cannot assure you that these projects can be successfully developed or that the wells discussed will, if drilled, encounter reservoirs of commercially productive crude oil or natural gas. There are numerous uncertainties in estimating quantities of proved reserves, including many factors beyond our control.

Crude oil and natural gas prices are highly volatile in general and low prices will negatively affect our financial results.

Our revenues, operating results, profitability, cash flow, future rate of growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of crude oil and natural gas. Lower crude oil and natural gas prices also may reduce the amount of crude oil and natural gas that we can produce economically. Historically, the markets for crude oil and natural gas have been very volatile, and such markets are likely to continue to be volatile in the future. Prices for crude oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for crude oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control, including:

•	worldwide and domestic supplies of crude oil and natural gas;
•	the level of consumer product demand;
•	weather conditions and natural disasters;
•	domestic and foreign governmental regulations;
•	the price and availability of alternative fuels;
•	political instability or armed conflict in oil producing regions;
•	the price and level of foreign imports; and
•	overall domestic and global economic conditions.

It is extremely difficult to predict future crude oil and natural gas price movements with any certainty. Declines in crude oil and natural gas prices may materially adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations. Further, oil and gas prices do not move in tandem.

Because of the speculative nature of oil and gas exploration and development, there is substantial risk that we will not find any commercially exploitable oil or gas and that our business will fail.

The search for commercial quantities of oil as a business is extremely risky. We cannot provide investors with any assurance that we will be able to obtain rights to additional producing properties in the future and/or that any properties we obtain rights to will contain commercially exploitable quantities of oil and/or gas.  Future exploration and development expenditures made by us, if any, may not result in the discovery of commercial quantities of oil and/or gas in any future properties we may acquire the rights to, and problems such as unusual or unexpected formations and other conditions involved in oil and gas exploration often result in unsuccessful exploration efforts. If we are unable to find commercially exploitable quantities of oil and gas, in any properties we may acquire in the future, and/or we are unable to commercially extract such quantities we may find in any properties we may acquire in the future, the value of our securities may decline in value.

Because of the inherent dangers involved in oil and gas exploration, there is a risk that we may incur liability or damages as we conduct our business operations, which could force us to expend a substantial amount of money in connection with litigation and/or a settlement.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and leased by us in the future. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for the purchase of properties and/or property interests, exploration, development or acquisitions or result in the loss of our properties and/or force us to expend substantial monies in connection with litigation or settlements. As such, there can be no assurance that any insurance we currently maintain or that we obtain in the future will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us declining in value or becoming worthless.

Risks Relating to Our Outstanding Securities

If the selling stockholders sell a large number of shares registered in the Registration Statement of which this Prospectus is a part or registered as part of our previously filed Form S-3 Prospectus Supplement, all at once or in blocks, the trading value of our shares could decline in value.

We registered 2,510,506 shares of common stock and an additional 941,053 shares of common stock issuable upon the exercise of outstanding Series C Warrants in connection with the filing of our Prospectus Supplement No. 2 to our Form S-3 Registration Statement in December 2010.  Additionally, pursuant to the Registration Statement of which this Prospectus is a part, we are registering an aggregate of 4,230,589 shares of common stock, which number includes all of the shares of common stock issuable upon exercise of the Series B Warrants and the Series C Warrants, not registered in the December 2010 Prospectus Supplement to the Form S-3 Registration Statement.  We only have 16,835,813 shares of common stock issued and outstanding as of the date of this Prospectus.  As a result, the offer or sale of large numbers of shares in the future, including those shares registered in our Form S-3 Prospectus Supplement and the Registration Statement of which this Prospectus is a part, may cause the market price of our securities to decline in value.  The amount of common stock registered on behalf of the selling stockholders in the Registration Statement of which this Prospectus is a part, which shares will be eligible for immediate resale, upon the effectiveness of the Registration Statement and the shares of common stock issuable upon the exercise of the Warrants (including those registered in the Prospectus Supplement) and Agent Warrants, pursuant to their terms, would represent approximately 23.5% of our outstanding shares of common stock assuming the full exercise of all such warrants.

Nevada law and our Articles of Incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this filing, we have 16,835,813 shares of common stock outstanding and no shares of preferred stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, subject to the requirements of the NYSE Amex Equities (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of preferred stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us subsequent to this filing and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

The outstanding Series C Warrants are only required to be exercised and the Company can only force the exercise of such warrants if certain conditions provided in such warrants are met.

Each Series C Warrant has an exercise price of $2.62 per share.  The Series C Warrants are exercisable for a 10 trading day period ending on the 216th day following the closing date of the sale of the units which included the Series C Warrants (December 30, 2010, the “Closing Date”), provided that the Company has the right to force the holders of the Series C Warrants to exercise the Series C Warrants if (a) the volume weighted average price (“VWAP”) of the Company's common stock on the NYSE Amex Equities exceeds $3.28 during the 11th through the 20th trading days immediately prior to the 216th day following the Closing Date; or (b) if on the 216th day following the Closing Date, the exercise price of $2.62 per share is less than the lower of (x) the VWAP for the ten days immediately preceding such date, and (y) the closing bid price on such date, subject in each case to the Company meeting certain requirements and maintaining certain conditions as set forth in such Series C Warrant.  The Series C Warrants expire automatically if not exercised by the 216th day following the Closing Date (unless such date falls on a holiday or weekend, in which case the next non-holiday or weekend date).  The Series C Warrants also include a provision whereby the holders thereof are not eligible to exercise any portion of the warrants that would result in them becoming a beneficial owner of more than 9.99% of the Company's common stock.  As such, the Company will not receive the $6,577,525 due to the Company in connection with the exercise of the Series C Warrants (which amount includes 941,053 Series C Warrants which are deemed registered in connection with the Prospectus Supplement and not included herein) if the conditions set forth above and described in greater detail in the Series C Warrants are not met, which require among other things, the trading price of the Company’s common stock exceeding $3.28.  Furthermore, the Series B Warrants and Agent Warrants, which are exercisable at the option of the holders thereof and do not contain forced exercise provisions like the Series C Warrants, have exercise prices of $2.86 and $2.98, respectively, and will not be exercised by the holders thereof, and the Company will not receive any consideration in connection therewith, unless the trading price of the Company’s common stock exceeds such exercise prices, and subject to such holder’s option to exercise such warrants.  As of the date of this Prospectus, the trading price of the Company’s common stock on the NYSE Amex Equities was approximately $3.36 per share.

Additionally, the Series B Warrants, the Series C Warrants, and the warrants granted to the Company’s placement agent, cannot be exercised unless there is a valid and effective registration statement covering the shares of common stock issuable upon exercise thereof on file with the SEC.  In the event our previously filed Shelf Registration Statement, or the Registration Statement of which this Prospectus is a part, is deemed ineffective, we are unable to rely on such Registration Statements for the issuance of the shares of common stock issuable in connection with the exercise of the warrants or any other securities, or any other issues arise which prevent the holders thereof from validly exercising their rights under such warrants, we will not receive any additional funds in connection with such securities, even assuming the trading price of the Company’s common stock exceeds the exercise price of the common stock, and the holders thereof desire to exercise such warrants.

The Investors in the Company’s December 2010 sale of 2,510,506 units obtained a right of first refusal to provide additional funding to the Company.

Pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which certain investors purchased an aggregate of 2,510,506 units in December 2010 (as described in greater detail above under Prospectus Summary), the Company agreed that until the first anniversary of the Closing Date (which date was December 30, 2010), the Company would not undertake any of the following, without the prior written consent of all of the investors (the “Investors”) (as described in greater detail in the Purchase Agreement): (A), directly or indirectly, file any registration statement with the SEC (other than the Registration Statement of which this Prospectus is a part), (B) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity securities, including without limitation any debt, preferred stock or other instrument or security (a "Subsequent Placement"), or (C) be party to any solicitations or negotiations with regard to the foregoing.  Additionally, the Company agreed that until the second anniversary of the Closing Date, the Company would not, directly or indirectly, effect any Subsequent Placement unless the Company first provides the Investors notice of such Subsequent Placement and provides such Investors an opportunity to purchase up to 25% of the securities offered in such Subsequent Placement pursuant to the terms and conditions described in greater detail in the Purchase Agreement.

However, the above requirements do not apply to the Company's issuance or grant of any common stock issued or issuable: (i) in connection with any employee benefit plan approved by the Board of Directors, subject to a maximum of 150,000 shares to be issued to consultants in any calendar year; (ii) upon exercise of the Warrants and Agent Warrants; (iii) upon exercise of any options or convertible securities which were outstanding on the day immediately preceding the Closing Date; and (iv) in connection with mergers, acquisitions, strategic business transactions or joint ventures with a strategic partner who is not in the business of making financial investments, in each case with non-affiliated third parties and otherwise on an arm's-length basis, the primary purpose of which is not to raise additional capital (collectively (i) through (iv), "Excluded Securities"); provided that any shares issued or issuable in connection with any transaction contemplated by this clause (iv) that is either primarily (A) attributable to capital raising for the Company (other than nominal amounts of capital) or (B) to raise capital for the Company, directly or indirectly, in connection with any transaction contemplated by this clause (iv), including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be Excluded Securities.

As a result of the above, it may be harder for the Company to raise funding and/or issue securities in consideration for certain business purposes not included in the Excluded Securities, described above, which could prevent the Company from meeting its capital needs, limit the Company’s ability to grow its operations and implement its business plan and ultimately cause the value of the Company’s securities to decline in value.

Shareholders may be diluted significantly through our efforts to obtain financing and/or satisfy obligations through the issuance of additional shares of our common stock.

We currently have no committed source of financing (other than pursuant to Series C Warrants, which are required to be exercised assuming certain requirements therein (as described in greater detail above) are met. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock (subject to NYSE Amex Equities rules which limit among other things, the number of shares we can issue without shareholder approval to no more than 20% of our outstanding shares of common stock). These actions will result in dilution of the ownership interests of existing shareholders, and that dilution may be material.

If persons engage in short sales of our common stock, including sales of shares to be issued upon exercise of our outstanding warrants, the price of our common stock may decline.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our outstanding warrants could cause even greater declines in the price of our common stock due to the number of additional shares available in the market upon such exercise, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

Risks Related To Share Ownership

The market price for our common stock may be volatile, and you may not be able to sell our stock at a favorable price or at all.

Many factors could cause the market price of our common stock to rise and fall, including:

•	actual or anticipated variations in our quarterly results of operations;
•	changes in market valuations of companies in our industry;
•	changes in expectations of future financial performance;
•	fluctuations in stock market prices and volumes;
•	issuances of dilutive common stock or other securities in the future;
•	the addition or departure of key personnel;
•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and
•	the increase or decline in the price of oil and natural gas.

It is possible that the proceeds from sales of our common stock may not equal or exceed the prices you paid for it plus the costs and fees of making the sales.

Substantial sales of our common stock, or the perception that such sales might occur, could depress the market price of our common stock.

We cannot predict whether future issuances of our common stock or resales in the open market will decrease the market price of our common stock. The impact of any such issuances or resales of our common stock on our market price may be increased as a result of the fact that our common stock is thinly, or infrequently, traded. The exercise of any options or the vesting of any restricted stock that we may grant to directors, executive officers and other employees in the future, the issuance of common stock in connection with acquisitions and other issuances of our common stock (including the sale of shares registered herein and/or pursuant to previous Registration Statements filed by the Company) could have an adverse effect on the market price of our common stock. In addition, future issuances of our common stock may be dilutive to existing shareholders. Any sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could lower the market price of our common stock.

IN ADDITION TO THE RISK FACTORS SET FORTH ABOVE, THE COMPANY IS SUBJECT TO NUMEROUS OTHER RISKS SPECIFIC TO THE PARTICULAR BUSINESS OF THE COMPANY, AS WELL AS  GENERAL BUSINESS RISK. INVESTORS ARE URGED TO CONSIDER ALL OF THE RISKS INHERENT IN THE COMPANY'S SECURITIES PRIOR TO PURCHASING OR MAKING AN INVESTMENT DECISION. THE COMPANY'S SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A VERY HIGH DEGREE OF RISK.

FORWARD LOOKING STATEMENTS

This Prospectus and the documents or information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others,

•	our growth strategies;
•	anticipated trends in our business;
•	our ability to make or integrate acquisitions;
•	our liquidity and ability to finance our exploration, acquisition and development strategies;
•	market conditions in the oil and gas industry;
•	the timing, cost and procedure for proposed acquisitions;
•	the impact of government regulation;
•	estimates regarding future net revenues from oil and natural gas reserves and the present value thereof;
•	planned capital expenditures (including the amount and nature thereof);
•	increases in oil and gas production;
•	the number of wells we anticipate drilling in the future;
•	estimates, plans and projections relating to acquired properties;
•	the number of potential drilling locations; and
•	our financial position, business strategy and other plans and objectives for future operations.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this Prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements, and the following factors:

•	the possibility that our acquisitions may involve unexpected costs;
•	the volatility in commodity prices for oil and gas;
•	the accuracy of internally estimated proved reserves;
•	the presence or recoverability of estimated oil and gas reserves;
•	the ability to replace oil and gas reserves;
•	the availability and costs of drilling rigs and other oilfield services;
•	environmental risks;
•	exploration and development risks;
•	competition;
•	the inability to realize expected value from acquisitions;
•	the ability of our management team to execute its plans to meet its goals; and
•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

Forward-looking statements speak only as of the date of this Prospectus or the date of any document incorporated by reference in this Prospectus. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under “Risk Factors” and other sections of this Prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this Prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered by the selling stockholders in this offering. We will however, receive proceeds upon the exercise of the Associated Warrants, which shares of common stock are being registered in connection herein, provided that such securities are exercised. If exercised, we plan to use the proceeds from the exercise of the Associated Warrants (an aggregate of 4,079,959 Associated Warrants held by the Investors, totaling an aggregate of $11,292,014 in possible funding and an aggregate of 150,630 Agent Warrants, totaling an aggregate of $448,877 in possible funding, assuming such warrants were fully exercised, representing a total of $11,740,891 in possible funding), if one-third of the Associated Warrants are exercised, if two-thirds is exercised and if exercised in full (in each case based on the aggregate funds which would be received upon the exercise of the portion of shares of common stock issuable in connection with the exercise of the Associated Warrants in aggregate), of which there can be no assurance, as follows:

Use of Proceeds	Assuming One-Third Exercised*	Assuming Two-Thirds Exercised*	Assuming Full Exercise*	Percentage of Net Proceeds
Drilling Activity on Company Wells	$3,713,630	$7,427,261	$11,140,891	94.9%
General Working Capital	$200,000	$400,000	$600,000	5.1%
Totals	$3,913,630	$7,827,261	$11,740,891	100%

* Approximate.

The use of proceeds amounts given in the above table are only estimates and the timing and manner of use of the net proceeds may vary, depending on the amount of actual proceeds received from the exercise of the Associated Warrants, if any, the timing of the receipt of such proceeds, our rate of growth and other factors. The foregoing represents our best estimate of our use of the net proceeds of the offering based on current planning and business conditions. We reserve the right to change our use of proceeds when and if market conditions or unexpected changes in operating conditions or results occur, or in our management's discretion. Additionally, we can provide no assurances that the Associated Warrants, or any portion thereof, will be exercised in the future.  The above table does not include use of proceeds information for the Shelf Registered Warrants.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).    The following description of our capital stock is a summary only and is subject to applicable provisions of the Nevada Revised Statutes, and our Articles of Incorporation and Bylaws, each as amended from time to time. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws, each as amended from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part and other reports incorporated by reference herein.

Common Stock

Holders of our common stock: (i) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (ii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iii) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders shall constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall constitute an act of the stockholders, except for the election of directors, who shall be appointed by a plurality of the shares entitled to vote at a meeting at which a quorum is present. The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Our common stock is listed and traded on the NYSE Amex Equities under symbol “LEI”.

Preferred Stock

Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Company:

(1)
The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;

(2)	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

(3)
The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;

(4)
Whether the shares of such class or series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

(5)
The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(6)
Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7)
Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;

(8)
The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of the common stock or shares of stock of any other class or any other series of the same class;

(9)
The conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(10)
The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters;

(11)
Facts or events to be ascertained outside the articles of incorporation of the Company, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment; and

(12)
Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Articles of Incorporation of the Company, as amended, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Warrants

In connection with our December 30, 2010 Offering, we sold an aggregate of 2,510,506 units pursuant to a Securities Purchase Agreement (the "Purchase Agreement") to certain institutional investors (the "Investors"), each consisting of (a) one share of common stock; (b) one Series B Warrant to purchase one share of common stock at an exercise price of $2.86 per share (the "Series B Warrants"); and (c) one Series C Warrant to purchase one share of common stock at an exercise price of $2.62 per share (the "Series C Warrants" and together with the Series B Warrants, the "Warrants", and collectively with the shares of common stock, the "Units").

We also agreed to grant our placement agent in the offering, TriPoint Global Equities, LLC (the "Agent"), warrants to purchase up to 150,630 shares of common stock equal to 2% of the total shares of common stock issuable in connection with the Offering (the "Agent Warrants").

Each Series B Warrant has an exercise price of $2.86.  The Series B Warrants are exercisable at any time for five years following the 185th day following the Closing Date (December 30, 2010).

Each Series C Warrant has an exercise price of $2.62 per share.  The Series C Warrants are exercisable at the option of the holders for a 10 trading day period ending on the 216th day following the Closing Date, provided that the Company has the right to force the Investors to exercise the Series C Warrants if (a) the volume weighted average price (“VWAP”) of the Company's common stock on the NYSE Amex exceeds $3.28 during the 11th through the 20th trading days immediately prior to the 216th day following the Closing Date; or (b) if on the 216th day following the Closing Date, the exercise price of $2.62 per share is less than the lower of (x) the VWAP for the ten days immediately preceding such date, and (y) the closing bid price on such date, subject in each case to the Company meeting certain requirements and maintaining certain conditions as set forth in such Series C Warrant.  The Series C Warrants expire automatically if not exercised by the 216th day following the Closing Date (unless such date falls on a holiday or weekend, in which case the next non-holiday or weekend date).

The Warrants also include a provision whereby the Investors are not eligible to exercise any portion of the Warrants that would result in them becoming a beneficial owner of more than 9.99% of the Company's common stock.

The Agent Warrants have a term of 3 years and an exercise price of $2.98 per share and are not exercisable for 185 days following the closing of the Offering. In addition, the Placement Agent has agreed to not trade the Company's securities during the “measurement period", defined in the Series C Warrants' forced exercise provisions.

Restrictions on Change of Control

Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and our Bylaws and applicable provisions of Nevada law may make a change of control of us more difficult and may delay stockholder actions with respect to business combinations and the election of new members to our Board of Directors:

a)	Limiting the number of our directors to ten;
b)
Limiting the persons who may call special meetings of stockholders to our President or any other executive officer, the Board of Directors or any member thereof, or by the record holder or holders of at least 10% of all shares entitled to vote at the meeting;

c)	Limiting the business that may be acted on at a special meeting of the stockholders to the matters set forth in the notice of the meeting;
d)	Requiring the approval of not less than two thirds of the outstanding shares entitled to vote at an election of the directors to remove members of the Board of Directors;
e)
Requiring that any action of the stockholders to be taken without a meeting must be authorized by a consent and waiver filed with our Secretary and signed by all persons who would be entitled to vote on that action at a stockholders’ meeting;

f)
Requiring that any proposed amendment to our Articles of Incorporation that would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof; and

g)
Authorizing our Board of Directors, subject to any limitations presented by law, to provide for the issuance of shares of our Preferred Stock in one or more series (with such preferences and rights as described above under “Preferred Stock”).

Nevada Corporation Law

Sections 78.378-78.379 of the Nevada Revised Statutes apply to any acquisition of a controlling interest in an issuing corporation unless the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. A person desiring to acquire a controlling interest in an issuing corporation must do so in accordance with the provisions of Sections 78.378-78.379 of the Nevada Revised Statutes.

In general, Sections 78.378-78.379 set forth the procedures for an acquiring person to obtain a controlling interest in an issuing corporation. The securities acquired in such acquisition are denied voting rights unless holders of a majority of the voting power of the corporation approve the granting of such voting rights, and, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected approve the granting of such voting rights.

The provisions of Sections 78.378-78.379 of the Nevada Revised Statutes do not restrict the directors of an issuing corporation from taking action to protect the interests of the corporation and its stockholders including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

“Controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient, but for the provisions of Section 78.378 to 78.3793, inclusive, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise 1) 1/5 or more but less than 1/3, 2) 1/3 or more but less than a majority, or 3) a majority or more of all the voting power of the corporation in the election of directors.

“Issuing corporation” means a corporation which is organized in Nevada and which 1) has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and 2) does business in Nevada directly or through an affiliated corporation.

Sections 78.411-78.444 of the Nevada Revised Statutes apply to certain combinations of the corporation with interested stockholders.

In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless the Board of Directors of the corporation approved the business combination prior to the date the person became an interested stockholder.

In general, Section 78.439 provides that business combinations after the three year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation's directors before the person became an interested stockholder unless the price and terms of the transaction meet the criteria set forth in the statute.

“Combination” means any of the following:

1)	Any merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with:
	(a)	the interested stockholder; or
(b)
any other corporation, whether or not itself an interested stockholder of the resident domestic corporation, which is, or after the merger or consolidation would be, an affiliate or associate of the interested stockholder.

2)
Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of transactions, to or with the interested stockholder or any affiliate or associate of the interested corporation:

	(a)	having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the resident domestic corporation;
	(b)	having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation; or
	(c)	representing 10% or more of the earning power or net income, determined on a consolidated basis, of the resident domestic corporation.
3)
The issuance or transfer by the resident domestic corporation or any subsidiary of the resident domestic corporation, in one transaction or a series of transactions, of any shares of the resident domestic corporation or any subsidiary of the resident domestic corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the resident domestic corporation.

4)
The adoption of any plan or proposal for the liquidation or dissolution of the resident domestic corporation proposed by, or under any agreement, arrangement or understanding, whether or not in writing with, the interested stockholder or any affiliate or associate of the interested stockholder.

5)	Any:
(a)
reclassification of securities, including, without limitation, any splitting of shares, dividend distributed in shares, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares;

	(b)	recapitalization of the resident domestic corporation;
	(c)	merger or consolidation of the resident domestic corporation with any subsidiary of the resident domestic corporation; or
(d)
other transaction, whether or not with or into or otherwise involving the interested stockholder, proposed by, or under any agreement, arrangement or understanding, whether or not in writing, with, the interested stockholder or any affiliate or associate of the interested stockholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the resident domestic corporation or any subsidiary of the resident domestic corporation which is directly or indirectly owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares.

6)
Any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the resident domestic corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the resident domestic corporation.

“Interested stockholder” means any person, other than the resident domestic corporation or any subsidiary of the resident domestic corporation, who is:

1)	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation; or

2)
an affiliate or associate of the resident domestic corporation and at any time within 3 years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

To determine whether a person is an interested stockholder, the number of voting shares of the resident domestic corporation considered to be outstanding includes shares considered to be beneficially owned by that person through the application of Section 78.414 of the Nevada Revised Statutes, but does not include any other unissued shares of a class of voting shares of the resident domestic corporation which may be issuable under any agreement, arrangement or understanding, or upon exercise of rights to convert, warrants or options, or otherwise.

Transfer Agent

The Company’s Transfer Agent is:

ClearTrust, LLC
17961 Hunting Bow Circle, Suite 102
Lutz, FL 33558
Phone: (813) 235-4490
Fax: (813) 388-4549
www.cleartrustonline.com

SELLING STOCKHOLDERS

This Prospectus relates to our registration, for the account of the selling stockholders indicated below, of an aggregate of 4,230,589 shares of our common stock, comprised of: (i) up to 2,510,506 shares of common stock issuable upon exercise of outstanding Series B Warrants; (ii) up to 1,569,453 shares of common stock issuable upon exercise of outstanding Series C Warrants; and (iii) up to 150,630 shares of common stock issuable upon exercise of outstanding warrants.  We are registering the shares to permit the selling stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from the selling stockholders as a gift, partnership distribution or other non-sale related transfer after the date of this Prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” To our knowledge, none of the selling stockholders are affiliated with a broker-dealer registered under the Securities Exchange Act of 1934, as amended, other than TriPoint Global Equities, LLC, which is a registered broker-dealer.

The Series B Warrants and Series C Warrants provide that at no time may a holder exercise such warrants if the number of shares of common stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of common stock owned by such holder at such time, the number of shares of common stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of our common stock; provided, however, that the holder, may increase or decrease such percentage, provided that any such increase (subject to a maximum of 9.99%) can be effectuated only upon providing us with at least 61 days notice.

The following table sets forth the name of the selling stockholders and the number of shares of common stock being offered for resale by such selling stockholders pursuant to this Prospectus. The last column of this table assumes the sale of all of such shares of common stock. The registration of the offered shares does not mean that the selling stockholder will offer or sell any of these shares. Except as set forth in the notes to this table, there is not, nor has there been a material relationship between us and the selling stockholders within the past three years.

Name of Selling Stockholder	Number of Shares Beneficially Owned (1)(2)	Shares Underlying Series B Warrants Offered Herein	Shares Underlying Series C Warrants Offered Herein (3)	Placement Agent Warrants Offered Herein	Total Common Stock Offered by Selling Stockholder	Shares Beneficially Owned After Offering
						Number (4)	Percent (5)
Empery Asset Master, Ltd. (a)	-	630,253	394,005	-	1,024,258	-	-
Hartz Capital Investments, LLC c/o Empery Asset Management LP (b)	-	630,253	394,005	-	1,024,258	-	-
Heights Capital Management, Inc.(c)	-	1,050,000	656,412	-	1,706,412	-	-
Hall Phoenix Energy, LLC (d)	-	150,000	93,773	-	243,773	-	-
Young Capital Partners, LP (e)	-	50,000	31,258	-	81,258	-	-
TriPoint Global Equities, LLC (f)	-	-	-	150,630	150,630 (6)	-	-
Totals		2,510,506	1,569,453	150,630	4,230,589

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of Securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power”, which includes the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of April 29, 2011. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person maybe deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)
The Series B Warrants or Series C Warrants held by the selling stockholders are subject to certain conditions regarding their exercisability, none of which are exercisable by the selling stockholders within 60 days of April 29, 2011, and as such have not been included in the selling stockholders’ beneficial ownership percentage owned in the table above.

(3)
Only represents 63% or 1,569,453 of the total number of Series C Warrants sold to each Investor at the Closing Date, as the remaining 37% or 941,053 of the Series C Warrants are deemed registered on the Shelf Offering, and have not been included in the table above, or included in the number of shares beneficially owned by each selling stockholder (see also footnote 2).

(4)
We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this Prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this Prospectus, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this Prospectus will be held by the selling stockholder.

(5)
Based on 16,835,813 shares of the Company’s common stock issued and outstanding as of April 29, 2011. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 29, 2011, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group in the table above.

(6)
Represents shares of common stock issuable in connection with the exercise of outstanding warrants held by such selling stockholder, which are not exercisable by the selling stockholder within 60 days of April 29, 2011, and as such have not been included in such selling stockholder’s beneficial ownership or percentage owned in the table above.

(a)
Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as managing partners of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(b)
Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC c/o Empery Asset Management LP ("HCI"), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as  managing partners of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(c)
Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the shares.

(d)
Donald L. Braun, as President of Phoenix Inwood Corporation, General Partner of Hall Phoenix/Inwood Ltd. (the sole member of Hall Phoenix Energy, LLC), has disposition authority regarding shares owned by Hall Phoenix Energy, LLC.  Hall Phoenix Energy, LLC is a joint venture partner with Lucas in the Eagle Ford trend in South Texas.

(e)	The beneficial owner of the securities owned by Young Capital Partners, LP is Joshua Young, its Managing Member.

(f)	Mark Elenowitz and Michael Boswell have the voting and dispositive power over the securities held by TriPoint Global Equities, LLC.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the Associated Warrants to permit the resale of these shares of common stock by the holders of such warrants from time to time after the date of this Prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144 (if available);
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We may indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this Prospectus, or we may be entitled to contribution.

Once sold under the Registration Statement of which this Prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Woodburn and Wedge.

EXPERTS

The consolidated balance sheets of Lucas Energy, Inc. as of March 31, 2010 and 2009 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended March 31, 2010 and 2009, appearing in Lucas Energy Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2010 have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Certain estimates of proved oil reserves for us that are incorporated herein by reference were based upon engineering reports prepared by Forrest A. Garb & Associates, Inc., independent petroleum consultants. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Shareholder Information,” “Edgar Filings” page of our website at www.lucasenergy.com. Information on our web site is not part of this Prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This Prospectus is part of the Registration Statement and does not contain all of the information included in the Registration Statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the Registration Statement.

This Prospectus omits some information contained in the Registration Statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the Registration Statement for further information about us and the securities we are offering. Statements in this Prospectus concerning any document we filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this Prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the Securities and Exchange Commission will update and supersede this information.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial Registration Statement of which this Prospectus forms a part prior to effectiveness of such Registration Statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, filed with the SEC on July 14, 2010;

•	Our Definitive Proxy Statement on Schedule 14A for an Annual Meeting of Shareholders, filed with the SEC on November 26, 2010;

•
Our Quarterly Reports on Form 10-Q for the quarterly periods ended (a) June 30, 2010, filed with the SEC on August 11, 2010, (b) September 30, 2010, filed with the SEC on November 15, 2010, and (c) December 31, 2010, filed with the SEC on February 14, 2011;

•
Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on April 5, 2010, April 6, 2010, April 9, 2010, April 22, 2010, May 6, 2010, May 11, 2010, May 27, 2010, July 1, 2010, September 2, 2010, September 29, 2010, October 8, 2010, November 30, 2010, December 27, 2010, January 11, 2011, January 12, 2011, January 25, 2011 and February 18, 2011; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed on February 13, 2008 (File No. 001-32508), which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form SB-2 (File No. 333-147568) filed on November 21, 2007 and declared effective by the SEC on January 11, 2008, and any amendment or reports filed with the SEC for purposes of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Lucas Energy, Inc.
3555 Timmons Lane, Suite 1550
Houston, TX 77027
Phone: (713) 528-1881
Fax: (713) 337-1510

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We maintain an Internet website at www.lucasenergy.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this Prospectus.

LUCAS ENERGY, INC.

4,230,589
Common Stock

PROSPECTUS

_____________, 2011

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$1,655
Attorney's fees and expenses	30,000	*
Accountant's fees and expenses	10,000	*
Transfer agent's and registrar fees and expenses	1,000	*
Printing and engraving expenses	1,000	*
Miscellaneous expenses	500	*

Total	$44,155

* Estimated

Item 15. Indemnification of directors and officers

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our bylaws provide that we shall pay or reimburse any present or former director or officer any costs or expenses actually and necessarily incurred by that director or officer in any action, suit, or proceeding to which the director or officer is made a party by reason of holding that position, provided, however, that no director or officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. Our board of directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and financial statement schedules

(a)           Exhibits Pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
3.1	Articles of Incorporation (Incorporated by reference to the Company Annual Report of Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006 as Exhibit 3.1)
3.2
Certificate of Amendment to Articles of Incorporation of Lucas Energy, Inc. (Incorporated by reference to Exhibit B to the Information Statement on Schedule 14C filed with the SEC on February 16, 2007).

3.3	Certificate of Amendment to Articles of Incorporation of Lucas Energy, Inc. (Incorporated by reference to Exhibit B to the Proxy Statement on Schedule 14A filed with the SEC on March 31, 2010)
3.4	Certificate of Amendment to Articles of Incorporation of Lucas Energy, Inc. (Incorporated by reference to the Form 8-K dated January 10, 2011, filed with the SEC on January 10, 2011)
3.5	Bylaws (Incorporated by reference to the Company Annual Report of Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006 as Exhibit 3.2)
4.1	Lucas Energy, Inc. 2010 Long Term Incentive Plan (Incorporated by reference to the Company’s Definitive Schedule 14A filing, filed with the SEC on March 11, 2010)
5.1	Opinion and consent of Woodburn and Wedge re: the legality of the shares being registered*
10.1	Contract with SMC (Incorporated by reference to the Company Annual Report of Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006 as Exhibit 10.1)
10.2	Consignment Agreement (Incorporated by reference to the Company Annual Report of Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006 as Exhibit 10.2)
10.3
Stock Purchase Agreement between Lucas Energy, Inc. and The Delphic Oil Co., LLC, dated December 20, 2006 (Incorporated by reference to the Form 8-K dated December 20, 2006 filed with the SEC on December 21, 2009 as Exhibit 10.1)

10.4
Oil, Gas and Mineral Lease between Lucas Energy, Inc. and Griffin, filed of record on February 23, 2007 (Incorporated by reference to the Form 8-K dated February 24, 2007 filed with the SEC on March 1, 2007 as Exhibit 10.4)

10.5
Employment Agreement between Lucas Energy, Inc. and James J. Cerna, dated March 20, 2007 (Incorporated by reference to the Company Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 filed with the SEC on June 29, 2007, Exhibit 10.5)

10.6
Employment Agreement between Lucas Energy, Inc. and William A. Sawyer, dated March 20, 2007 (Incorporated by reference to the Company Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 filed with the SEC on June 29, 2007, Exhibit 10.6)

10.7	Credit Agreement between Lucas Energy, Inc. and Amegy Bank National Association (Incorporated by reference to the Form 8-K dated October 8, 2008 filed with the SEC October 14, 2008)
10.8	Secured Promissory Note between Lucas Energy, Inc. and Amegy Bank National Association (Incorporated by reference to the Form 8-K dated October 8, 2008 filed with the SEC October 14, 2008)
10.9
Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from Lucas Energy to Kenneth R. Batson, Trustee, for the benefit of Amegy Bank National Association (Incorporated by reference to the Form 8-K dated October 8, 2008 filed with the SEC October 14, 2008)

10.10	Security Agreement by Lucas Energy, Inc. in favor of Amegy Bank National Association (Incorporated by reference to the Form 8-K dated October 8, 2008 filed with the SEC October 14, 2008)
10.11	Unregistered Sale of Equity Securities and Departure of Director and Appointment of Director (Incorporated by reference to the Form 8-K dated October 8, 2009 filed with the SEC October 13, 2009)
10.12	Placement Agent Agreement with WR Hambrecht & Co (Incorporated by reference to the Form 8-K dated March 26, 2009 filed with the SEC March 26, 2010)
10.13
Submission of Matters to a Vote of Security Holders, Election of Directors and Compensatory Arrangements of Certain Officers (Incorporated by reference to the Form 8-K/A dated March 30, 2010 filed with the SEC April 22, 2010).

10.14	Lucas Energy, Inc. 2010 Long Term Incentive Plan (Incorporated by reference to the Form S-8 filed with the SEC on April 23, 2010)
10.15	Purchase and Sale Agreement Between Lucas Energy, Inc. and HilCorp Energy I, L.P. dated April 1, 2010 (Incorporated by reference to the Form 10-K filed with the Commnisison on July 14 2010)
10.16
Termination of Credit Agreement with Amegy Bank and Release of all Liens and Security Interests held dated May 5, 2010 (Incorporated by reference to the Form 8-K dated May 5, 2010 filed with the SEC May 6, 2010)

10.17	Unregistered Sale of Equity Securities (Incorporated by reference to the Form 8-K dated May 25, 2010 filed with the SEC May 27, 2010)
10.18	Securities Purchase Agreement (Incorporated by reference to the Form 8-K dated December 26, 2010, filed with the SEC on December 27, 2010)
10.19	Form of Series B and C Warrant (Incorporated by reference to the Form 8-K dated December 26, 2010, filed with the SEC on December 27, 2010)
10.20	Letter of Intent with Nacogdoches Oil & Gas, Inc. (Incorporated by reference to the Form 8-K dated January 20, 2011, filed with the SEC on January 25, 2011)
10.21	Letter Agreement with Nacogdoches Oil & Gas, Inc. (Incorporated by reference to the Form 8-K dated January 20, 2011, filed with the SEC on January 25, 2011)
14.1	Code of Ethics (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).
14.2	Whistleblower Protection Policy (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).
14.3
Charter of the Audit and Ethics Committee (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).

14.4
Charter of the Nominating Committee (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).

14.5
Charter of the Compensation Committee (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).

23.1	Consent of GBH CPAs, PC*
23.2	Consent of Woodburn and Wedge (included in Exhibit 5.1)*
23.3	Consent of Forrest A. Garb & Associates, Inc.*
99.1	Report of Forrest A. Garb & Associates, Inc. (Incorporated by reference to the Form 10-K filed with the SEC on July 14, 2010)

* Filed herewith.

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, Texas, on April 29, 2011.

LUCAS ENERGY, INC.

/s/ William A. Sawyer
William A. Sawyer
President and Chief Executive Officer
(Principal Executive Officer)

Date: April 29, 2011

/s/ K. Andrew Lai
K. Andrew Lai
Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Date: April 29, 2011

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Sawyer, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Fred Hofheinz J. Fred Hofheinz	Chairman	April 29, 2011

/s/ William A. Sawyer William A. Sawyer	President, CEO and Director (Principal Executive Officer)	April 29, 2011

/s/ W. Andrew Krusen W. Andrew Krusen	Director	April 29, 2011

/s/ Peter K. Grunebaum Peter K. Grunebaum	Director	April 29, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation (Incorporated by reference to the Company Annual Report of Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006 as Exhibit 3.1)
3.2
Certificate of Amendment to Articles of Incorporation of Lucas Energy, Inc. (Incorporated by reference to Exhibit B to the Information Statement on Schedule 14C filed with the SEC on February 16, 2007).

3.3	Certificate of Amendment to Articles of Incorporation of Lucas Energy, Inc. (Incorporated by reference to Exhibit B to the Proxy Statement on Schedule 14A filed with the SEC on March 31, 2010)
3.4	Certificate of Amendment to Articles of Incorporation of Lucas Energy, Inc. (Incorporated by reference to the Form 8-K dated January 10, 2011, filed with the SEC on January 10, 2011)
3.5	Bylaws (Incorporated by reference to the Company Annual Report of Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006 as Exhibit 3.2)
4.1	Lucas Energy, Inc. 2010 Long Term Incentive Plan (Incorporated by reference to the Company’s Definitive Schedule 14A filing, filed with the SEC on March 11, 2010)
5.1	Opinion and consent of Woodburn and Wedge re: the legality of the shares being registered*
10.1	Contract with SMC (Incorporated by reference to the Company Annual Report of Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006 as Exhibit 10.1)
10.2	Consignment Agreement (Incorporated by reference to the Company Annual Report of Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006 as Exhibit 10.2)
10.3
Stock Purchase Agreement between Lucas Energy, Inc. and The Delphic Oil Co., LLC, dated December 20, 2006 (Incorporated by reference to the Form 8-K dated December 20, 2006 filed with the SEC on December 21, 2009 as Exhibit 10.1)

10.4
Oil, Gas and Mineral Lease between Lucas Energy, Inc. and Griffin, filed of record on February 23, 2007 (Incorporated by reference to the Form 8-K dated February 24, 2007 filed with the SEC on March 1, 2007 as Exhibit 10.4)

10.5
Employment Agreement between Lucas Energy, Inc. and James J. Cerna, dated March 20, 2007 (Incorporated by reference to the Company Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 filed with the SEC on June 29, 2007, Exhibit 10.5)

10.6
Employment Agreement between Lucas Energy, Inc. and William A. Sawyer, dated March 20, 2007 (Incorporated by reference to the Company Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 filed with the SEC on June 29, 2007, Exhibit 10.6)

10.7	Credit Agreement between Lucas Energy, Inc. and Amegy Bank National Association (Incorporated by reference to the Form 8-K dated October 8, 2008 filed with the SEC October 14, 2008)
10.8	Secured Promissory Note between Lucas Energy, Inc. and Amegy Bank National Association (Incorporated by reference to the Form 8-K dated October 8, 2008 filed with the SEC October 14, 2008)
10.9
Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from Lucas Energy to Kenneth R. Batson, Trustee, for the benefit of Amegy Bank National Association (Incorporated by reference to the Form 8-K dated October 8, 2008 filed with the SEC October 14, 2008)

10.10	Security Agreement by Lucas Energy, Inc. in favor of Amegy Bank National Association (Incorporated by reference to the Form 8-K dated October 8, 2008 filed with the SEC October 14, 2008)
10.11	Unregistered Sale of Equity Securities and Departure of Director and Appointment of Director (Incorporated by reference to the Form 8-K dated October 8, 2009 filed with the SEC October 13, 2009)
10.12	Placement Agent Agreement with WR Hambrecht & Co (Incorporated by reference to the Form 8-K dated March 26, 2009 filed with the SEC March 26, 2010)
10.13
Submission of Matters to a Vote of Security Holders, Election of Directors and Compensatory Arrangements of Certain Officers (Incorporated by reference to the Form 8-K/A dated March 30, 2010 filed with the SEC April 22, 2010).

10.14	Lucas Energy, Inc. 2010 Long Term Incentive Plan (Incorporated by reference to the Form S-8 filed with the SEC on April 23, 2010)
10.15	Purchase and Sale Agreement Between Lucas Energy, Inc. and HilCorp Energy I, L.P. dated April 1, 2010 (Incorporated by reference to the Form 10-K filed with the Commnisison on July 14 2010)
10.16
Termination of Credit Agreement with Amegy Bank and Release of all Liens and Security Interests held dated May 5, 2010 (Incorporated by reference to the Form 8-K dated May 5, 2010 filed with the SEC May 6, 2010)

10.17	Unregistered Sale of Equity Securities (Incorporated by reference to the Form 8-K dated May 25, 2010 filed with the SEC May 27, 2010)
10.18	Securities Purchase Agreement (Incorporated by reference to the Form 8-K dated December 26, 2010, filed with the SEC on December 27, 2010)
10.19	Form of Series B and C Warrant (Incorporated by reference to the Form 8-K dated December 26, 2010, filed with the SEC on December 27, 2010)
10.20	Letter of Intent with Nacogdoches Oil & Gas, Inc. (Incorporated by reference to the Form 8-K dated January 20, 2011, filed with the SEC on January 25, 2011)
10.21	Letter Agreement with Nacogdoches Oil & Gas, Inc. (Incorporated by reference to the Form 8-K dated January 20, 2011, filed with the SEC on January 25, 2011)
14.1	Code of Ethics (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).
14.2	Whistleblower Protection Policy (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).
14.3
Charter of the Audit and Ethics Committee (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).

14.4
Charter of the Nominating Committee (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).

14.5
Charter of the Compensation Committee (Incorporated by reference to the Company Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended March 31, 2009 filed with the SEC on July 29, 2009).

23.1	Consent of GBH CPAs, PC*
23.2	Consent of Woodburn and Wedge (included in Exhibit 5.1)*
23.3	Consent of Forrest A. Garb & Associates, Inc.*
99.1	Report of Forrest A. Garb & Associates, Inc. (Incorporated by reference to the Form 10-K filed with the SEC on July 14, 2010)

* Filed herewith.